Exhibit 99(d)

                      SHARE TRANSFER RESTRICTION AGREEMENT


     This SHARE TRANSFER RESTRICTION AGREEMENT (the "Agreement"), dated as of February 28, 2005, is entered into by and between OCM GW Holdings, LLC, a Delaware limited liability company ("Holdings"), and J. Virgil Waggoner ("Shareholder").

                                    RECITALS

     A. Holdings and GulfWest Energy Inc., a Texas corporation ("Company"), have entered into a Subscription Agreement of even date herewith (the "Subscription Agreement"), pursuant to which Holdings has agreed to purchase 81,000 shares of the Company's Series G Convertible Preferred Stock, par value $0.01 per share (the "Series G Preferred Stock").

     B. As of the date hereof, Shareholder is the record owner and Beneficial Owner of the number of shares of (a) Class A Common Stock, par value $0.001 per share, of Company ("Common Stock"), and (b) Cumulative Convertible Preferred Stock, Series E, par value $0.01 per share, of Company ("Series E Preferred Stock") as set forth in Schedule I (the "Company Shares").

     C. As of the date hereof, Shareholder is the record owner and Beneficial Owner of (a) 3,000 shares of Series A Cumulative Exchangeable Preferred Stock, par value $0.01 per share, of GulfWest Oil & Gas Company, a subsidiary of the Company (the "Series A Preferred Stock"), and (b) warrants and options to purchase shares of Common Stock; such Common Stock Equivalents (including the Series E Preferred Stock) that are convertible into or exercisable or exchangeable for the number of shares of Common Stock set forth in Schedule I.

     D. As a condition to its willingness to enter into the Subscription Agreement, and to induce Holdings to enter into the Subscription Agreement, Shareholder is willing to agree, to: (a) provide an irrevocable proxy in the form of Exhibit A; (b) not to transfer any Capital Stock; (c) convert his Series A Preferred Stock into Series H Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series H Preferred Stock") on or before March 15, 2005 as contemplated by the Statement of Resolution for the Series A Preferred Stock, as amended (the "Conversion Date"); and (d) such other matters as are set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound hereby, Holdings and Shareholder hereby agree as follows:

     1. Definitions. Undefined capitalized terms in this Agreement are defined in the Subscription Agreement. For this Agreement:

     (a) "Beneficially Own," "Beneficial Owner" or "Beneficial Ownership" with respect to any securities means having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

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
                                                                   Exhibit 99(d)

     (b) "Capital Stock" means any and all shares of stock, interests, participations or other equivalents (however designated) of capital stock of the Company, and any and all equivalent ownership interests in the Company, including Common Stock Equivalents and other securities convertible into capital stock of the Company, Common Stock and any shares of preferred stock of any series of the Company or its subsidiaries whether now or hereafter authorized.

     (c) "Common Stock Equivalents" means (without duplication with any other shares of Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, shares of Common Stock, or securities exercisable for or convertible or exchangeable into shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

     (d) "Oaktree Party" means each of Oaktree Capital Management, LLC, OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P., Holdings and any of the respective Permitted Transferees.

     (e) "Permitted Transferee" means as to any person or entity, (i) any general partner or managing member of such person or entity or (ii) any partnership, limited partnership, limited liability company, corporation or other entity organized, formed or incorporated and managed or controlled by such person or entity, its general partner or managing member as a vehicle for purposes of making investments.

     (d) "Termination Date" means the first to occur of (i) the merger of the Company into a Delaware corporation and wholly owned subsidiary of the Company (the "Merger") and (ii) the conversion of certain of the shares of the Company's Series G Preferred Stock into New Preferred Stock (as defined in the Shareholders Rights Agreement (the "Shareholders Rights Agreement") between Holdings and the Company, dated the date hereof) in accordance with Section 4.26(d) of the Shareholders Rights Agreement.

     2. Irrevocable Proxy. Simultaneously with the execution of this Agreement, Shareholder will deliver to Holdings a proxy in the form attached hereto as Exhibit A (the "Proxy"), which will be irrevocable with respect to the Capital Stock covered thereby. The parties agree that the Proxy is a proxy coupled with an interest.

     3. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Holdings any direct or indirect ownership or incidents of ownership of or with respect to Capital Stock of which Shareholder is a record owner or Beneficial Owner. All rights, ownership and economic benefits of and relating to such Capital Stock will remain and belong to Shareholder, and Holdings will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct Shareholder in the voting of any of such Capital Stock, except as otherwise expressly provided herein with respect to the Capital Stock subject to the Proxy.

     4. Covenants, Representations and Warranties of Shareholder. Shareholder hereby represents, warrants and covenants to Company as follows:

                                                                   Exhibit 99(d)

     (a) Ownership. As of the date of this Agreement, Shareholder is the record owner and Beneficial Owner of the issued and outstanding Company Shares.
Schedule I sets forth the number of shares of Common Stock which, as of the date hereof, Shareholder may become the record owner and Beneficial Owner of pursuant to the exercise, exchange or conversion of Common Stock Equivalents. As of the date hereof, the Company Shares constitute all of the issued and outstanding shares of Common Stock and Series E Preferred Stock owned of record or Beneficially Owned by Shareholder. Other than the Company Shares, Shareholder neither has record ownership nor Beneficial Ownership of any other Capital Stock (except for the Common Stock Equivalents listed in Schedule I). Except as contemplated by Section 10(i) with respect to Shareholder's spouse, if any, Shareholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Capital Stock of the Company covered hereby, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. Shareholder has the legal capacity, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Shareholder of the transactions contemplated hereby.

     (c) No Conflicts. As of the date of this Agreement, except for filings under the Exchange Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of Shareholder's properties or assets may be bound, (ii) require any consent, authorization or approval of any Person or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of the Capital Stock subject to this Agreement.

     (d) No Encumbrances. Except (i) as required by Section 2 and (ii) as disclosed in Schedule I on the date hereof, and except for the Securities Act and blue sky laws, at all times during the term hereof, all of the Capital Stock held of record or Beneficially Owned by Shareholder will be held by Shareholder free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

                                                                   Exhibit 99(d)

     (e) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Subscription Agreement or this Agreement, from and after the date of this Agreement, Shareholder will not, directly or indirectly without the consent of Holdings, with respect to any Capital Stock now or hereafter owned of record or Beneficially Owned by Shareholder: (i) offer for sale, sell, announce the intention to sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, any Capital Stock, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any Capital Stock, (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Capital Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Capital Stock, in cash or otherwise, (iii) grant any proxies or powers of attorney with respect to any Capital Stock, deposit any Capital Stock into a voting trust or enter into a voting agreement with respect to any Capital Stock,
(iv) enter into any agreement or arrangement providing for any of the actions described in clause (i), (ii) or (iii) above, (v) take any action that would reasonably be expected to have the effect of preventing or disabling Shareholder from performing Shareholder's obligations under this Agreement, or (vi) request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Capital Stock, except as otherwise contemplated hereby. With respect to the Capital Stock other than the Series H Preferred Stock, the obligations of Shareholder under (e) shall terminate immediately after the Termination Date.

     (f) Stop Transfer Order. Shareholder consents to the entry of a stop transfer order with the transfer agent or agents of the Company's securities against the transfer of Capital Stock except in compliance with this Agreement or, if the Company is its own transfer agent with respect to any Capital Stock, refusal by the Company to transfer any such securities except in compliance with this Agreement. With respect to the Capital Stock other than the Series H Preferred Stock, any such stop transfer orders may be removed or refusals to transfer such Capital Stock on the Company's part pursuant to this Agreement will cease immediately after the Termination Date.

     (g) Restrictive Legend. Certificates evidencing Capital Stock will bear the following legend(s), as applicable, in addition to those required by the Securities Act or state blue sky laws:

               THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A SHARE TRANSFER RESTRICTION AGREEMENT PROHIBITING THE TRANSFER OF SUCH SHARES. THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR SUCH OTHER PLACE AS THE COMPANY MAY DESIGNATE.

               THE SHARES REPRESENTED HEREBY ARE SUBJECT TO AN IRREVOCABLE PROXY. THE COMPANY WILL FURNISH A COPY OF SUCH IRREVOCABLE PROXY TO THE HOLDER HEREOF, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR SUCH OTHER PLACE AS THE COMPANY MAY DESIGNATE.

Shareholder may request that such legend(s) be removed after the Termination Date, with respect to certificates representing shares of Capital Stock other than the Series H Preferred Stock.

     (h) Further Assurances. From time to time, at Holding's reasonable request and without further consideration, Shareholder will perform such further acts and execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Proxy.

     5. After-Acquired Capital Stock. The terms and conditions of this Agreement will apply to any and all Capital Stock acquired by Shareholder after the date of this Agreement without any further action on the part of Shareholder or Holdings, including: (i) by purchase or by any other means of acquiring Beneficial Ownership; and (ii) in connection with any stock dividend and distribution and any shares into which or for which any or all of the Capital Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Capital Stock (or any class thereof) by reason of any split-up, recapitalization, combination, merger, exchange of shares or the like. Shareholder shall promptly notify Holdings of any such events and Schedule I will be amended to reflect any changes to Shareholder's Capital Stock. With respect to the Capital Stock other than the Series H Preferred Stock, the provisions of this Section 5 shall terminate immediately after the Termination Date; except as otherwise set forth herein the parties agree that this Agreement shall survive the Merger and shall apply to the surviving Delaware corporation without any further action on the part of the parties.

     6. Shareholder Capacity. Shareholder does not make any agreement or understanding herein in Shareholder's capacity as a director or officer of Company. Shareholder executes this Agreement solely in Shareholder's capacity as a record owner and/or Beneficial Owner of the Capital Stock and nothing herein will limit or affect any actions taken by Shareholder or any designee of Shareholder in Shareholder's capacity as an officer or director of Company or any of its subsidiaries to comply with his fiduciary obligations as an officer or director of Company.

     7. Agreement to Convert Series A Preferred Stock. Effective as of the Conversion Date, Shareholder agrees to provide written notice to the Company of its request to convert Shareholder's Series A Preferred Stock to Series H Preferred Stock pursuant to Section 8 of the Statement of Resolution for the Series A Preferred Stock (as amended on the date hereof).

     8. Mandatory Conversion of Series H Preferred Stock. At any time Holdings and/or any Oaktree Party converts any or all of the Series H Preferred Stock owned of record or Beneficially Owned by it into Common Stock, Shareholder shall be required to convert a number of shares of Series H Preferred Stock Beneficially Owned by Shareholder into Common Stock in proportion to the number of shares of Series H Preferred Stock converted by Holdings and such other Oaktree Parties in relation to their total holdings of Series H Preferred Stock immediately prior to such conversion. Shareholder shall so convert his shares of Series H Preferred Stock within 10 days of receiving notice of conversion from Holdings or such other Oaktree Party.

                                                                   Exhibit 99(d)

     9. Release.

     (a) Shareholder, on his own behalf and on behalf of each of his affiliates and all of their respective heirs, representatives, successors, and assigns, hereby releases and forever discharges each Releasee from any and all liabilities, claims, demands, debts and causes of action, whether known or unknown, suspected or unsuspected, contingent, unmatured or inchoate, both at law and in equity, which such Shareholder or any of such Shareholder's affiliates or any of their respective heirs, representatives, successors or assigns now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing (as defined in the Subscription Agreement) or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date (as defined in the Subscription Agreement); provided, however, that nothing contained herein will operate to release (i) any obligations of the Company or any Oaktree Party arising under this Agreement, (ii) any obligations of the Company under the Statements of Resolution governing the Series H Preferred Stock or the Series E Preferred Stock, (iii) any claims for indemnification or reimbursement related to Shareholder's service as an officer or director of the Company, or (iv) any claims arising out of the Subscription Agreement or any document contemplated therein.

     (b) Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of action, or commencing, instituting or causing to be commenced, any action, of any kind against any Releasee, based upon any matter purported to be released hereby.

     (c) "Releasee" or "Releasees" means each of the Company, its subsidiaries, the Oaktree Parties and each of their respective officers, directors, managers, employees, advisors, attorneys, agents, shareholders, controlling persons, representatives and affiliates, including in each case those persons and entities currently in such positions and any persons or entities put in such positions as a result of the transactions contemplated by the Subscription Agreement, and each of their respective heirs, successors and assigns.

     10. Miscellaneous.

     (a) Entire Agreement. This Agreement and each of the Transaction Documents constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

     (b) Amendment; Waiver. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of Shareholder and Holdings; provided that no amendment may be made to the provisions of
Section 9 or the provisions of Section 10 affecting such Section without the consent of each affected Releasee, nor shall any waiver affect Shareholder's obligations under Section 9 or the provisions of Section 10 affecting such Section without the consent of each affected Releasee. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     (c) Notices. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

                           (i)  If to Holdings:

                           c/o Oaktree Capital Management, LLC
                           333 South Grand Avenue, 28th Floor
                           Los Angeles, California 90071
                           Attention: B. James Ford
                           Telecopier: (213) 830-6394

                           with a copy to (which does not constitute notice):

                           Akin Gump Strauss Hauer & Feld LLP
                           1111 Louisiana Street, 44th Floor
                           Houston, Texas 77002
                           Phone: (713) 220-5200
                           Fax: (713) 236-0822
                           Attn:  Julien Smythe

                           (ii) If to Shareholder:

                           c/o GulfWest Energy Inc.
                           480 N. Sam Houston Parkway East
                           Suite 300
                           Houston, Texas 77060
                           Phone: (281) 820-1919
                           Fax: (281) 260-8488

                                                                   Exhibit 99(d)

     (d) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     (e) Construction. The parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. The words "include," "includes" and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has breached, will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

     (f) Arbitration. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement or in any way relating to the subject matter of this Agreement or the relationship between the parties hereto created by this Agreement, involving the parties hereto or their respective representatives ("Disputes") even though all or some of the Disputes allegedly are extra-contractual in nature, whether such Disputes sound in contract, tort or otherwise, at law or in equity, under state, provincial or federal law, for damages or any other relief will be resolved as follows: first, Shareholder and representatives of Holdings will meet to attempt to resolve such Dispute. If the Dispute cannot be resolved by agreement of the parties hereto, any party may at any time make a written demand for binding arbitration of the Dispute in accordance with this Section provided that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes; and provided further that resolution of Disputes with respect to claims by third Persons will be deferred until any judicial proceedings with respect thereto are concluded. Subject to the provisions of this Section, Shareholder and Holdings will agree upon the rules of the arbitration prior to the arbitration and based upon the nature of the Dispute; provided that to the extent that the parties hereto cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association in effect on the date hereof, and except as the applicable rules are modified by this Agreement, will apply. As a minimum set of rules in the arbitration the parties hereto agree as follows:

                                                                   Exhibit 99(d)

     (i) To the extent the claims asserted are in excess of $4.0 million, the arbitration will be held before a panel of three arbitrators consisting of one arbitrator selected by Shareholder, the other selected by Holdings, and the third then selected by those two arbitrators (such third arbitrator to be neutral). If agreement cannot be reached on a third arbitrator within 30 days of the need therefor, the Chief Judge of the U.S. District Court for the Southern District of Texas shall appoint an arbitrator. If the claims asserted are less than $4.0 million, the Chief Judge of the U.S. District Court for the Southern District of Texas shall appoint a sole arbitrator. All arbitrators shall be attorneys with at least ten years experience in oil and gas transactions.

     (ii) The arbitrator(s) will deliver their decision in writing within 20 days after the termination of the arbitration hearings.

     (iii) The non-prevailing party will bear the costs and fees of the arbitration.

     (iv) The arbitrator(s) final decision will be in writing but will not specify the basis for their decision, the basis for the damages award or the basis of any other remedy. The arbitrator(s)' decision will be considered as a final and binding resolution of the disagreement, will not be subject to appeal and may be entered as an order in any court of competent jurisdiction in the United States; provided that this Agreement confers no power or authority upon the arbitrator(s) (i) to render any decision that is based on clearly erroneously findings of fact, (ii) that manifestly disregards the law, or (iii) that exceeds the powers of the arbitrator(s), and no such decision will be eligible for confirmation. Each party hereto agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such order. No party will sue the other except for enforcement of the arbitrator(s)' decision if the other party is not performing in accordance with the arbitrator(s)' decision. The provisions of this Agreement will be binding on the arbitrator(s).

     (v) Any arbitration proceeding will be conducted on a confidential basis.

     (vi) Any arbitration proceeding shall be held in Houston, Texas.

     (vii) Any arbitration proceeding, including discovery, shall be conducted in accordance with the Texas Rules of Civil Procedure and the Texas Rules of Evidence.

     (g) Remedies Cumulative. The parties shall have all remedies for breach of this Agreement available to them as provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

                                                                   Exhibit 99(d)

     (h) No Third Party Beneficiaries. Except as otherwise set forth in this Agreement, all representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement. The Company is expressly made a third party beneficiary of
Section 7 and the Releasees are expressly made third party beneficiaries of
Section 9.

     (i) Spouse. Shareholder and his spouse, if any, by their execution of this Agreement, (a) evidence that they are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property or similar marital property interest in the Capital Stock that they may now or hereafter own and (b) agree that termination of their marital relationship for any reason shall not have the effect of removing any such Capital Stock otherwise subject to this Agreement from coverage hereof. Shareholder further agrees that he shall cause his spouse (and any subsequent spouse), if any, to execute and deliver a Joinder Agreement in the form of Exhibit B.

     (j) Governing Law. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

     (k) Descriptive Headings. The section and subsection headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     (m) Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

     (n) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     (o) Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Capital Stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so

                                                                   Exhibit 99(d)

referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholder and a duly authorized officer of Holdings on the day and year first written above.

                      HOLDINGS:

                      OCM GW HOLDINGS, LLC

                      By: OCM Principal  Opportunities  Fund III, L.P., its
                          managing member

                      By: OCM Principal Opportunities  Fund  III  GP, LLC, its
                           general partner

                      By: Oaktree Capital Management, LLC, its managing member



                      By:/s/ Stephen A. Kaplan
                         ------------------------
                      Name:    Stephen A. Kaplan
                      Title:   Principal



                      SHAREHOLDER:



                               /s/ J. Virgil Waggoner
                      ----------------------------------------------
                      J. Virgil Waggoner, in his individual capacity

             Signature Page to Share Transfer Restriction Agreement

                                   SCHEDULE I

                                     Part A

                ------------------------------------------------
                                 Company Shares
                ------------------------------------------------
                ------------------------------------------------
                             Common Stock: 9,545,229
                ------------------------------------------------
                ------------------------------------------------
                         Series E Preferred Stock: 9,000
                ------------------------------------------------

                                     Part B

------------------------------------------------------------ ---------------------------------------------------------
                 Common Stock Equivalents                         Number of Shares of Common Stock Issuable upon
                                                                              Conversion or Exercise
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                     625,000 Warrants                                                625,000
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                      20,000 Options                                                  20,000
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
         9,000 shares of Series E Preferred Stock                                   2,250,000
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
          3,000 shares of Series A Preferred Stock                                  4,285,714
------------------------------------------------------------ ---------------------------------------------------------

                                    EXHIBIT A

                                IRREVOCABLE PROXY

The undersigned, a shareholder of GulfWest Energy Inc., a Texas corporation (the "Company"), hereby irrevocably appoints each of OCM GW Holdings, LLC, a Delaware limited liability company ("Holdings"), and B. James Ford and Skardon
F. Baker, executive officers of Holdings, and each of them as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to:

a) the number of shares of Class A common stock, par value $0.001 per share (the "Common Stock"), and the Cumulative Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), of the Company (collectively, "Beneficial Common Stock") listed on the final page of this irrevocable proxy;

b) any shares of the Beneficial Common Stock acquired by the undersigned by purchase or by any other means of acquiring Beneficial Ownership (as defined below), including the conversion or exchange of any securities of the Company (including the H Shares (as defined)) or any of its subsidiaries into or for shares of Beneficial Common Stock, on or after the date of this irrevocable proxy and on or before the Reincorporation Date (as defined below);

c) any shares of the Series H Preferred Stock, par value $0.01 per share
(the "Series H Preferred Stock" and, together with the Beneficial Common Stock, the "Company Stock"), of the Company, acquired by the undersigned by purchase or by any other means of acquiring Beneficial Ownership, including the conversion or exchange of any securities of the Company or any of its subsidiaries into or for shares of Series H Preferred Stock, on or after the date of this irrevocable proxy and on or before the Termination Date; and

d) any shares of Company Stock acquired after the date of this irrevocable proxy and on or before the Reincorporation Date or Termination Date, as applicable, in connection with any stock dividend and distribution and any shares into which or for which any or all of Company Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Stock (or any class thereof) because of any split-up, recapitalization, combination, merger, exchange of shares or the like with respect to such shares of the Company Stock;

in each case Beneficially Owned by the undersigned (collectively, the "Shares" and, with respect to the Series H Preferred Stock, or such class or series of stock which it may be changed into or exchanged for pursuant to (d) by merger or otherwise, when referred to individually, the "H Shares"). For purposes of this irrevocable proxy, "Beneficially Own," "Beneficial Owner" or "Beneficial Ownership" with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

THIS IRREVOCABLE PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST. It is granted pursuant to the Share Transfer Restriction Agreement between the undersigned and Holdings, dated the date hereof, and is granted in consideration of Holdings entering into the Subscription Agreement (the "Subscription Agreement"), dated the date hereof, with the Company. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

The attorneys and proxies named above will be empowered at any time on or prior to the first to occur of (i) the merger of the Company into a Delaware corporation and wholly owned subsidiary of the Company (the "Merger") and (ii) the conversion of certain of the shares of the Company's Series G Convertible Preferred Stock (the "Series G Preferred Stock") into New Preferred Stock (as defined in the Shareholders Rights Agreement (the "Shareholders Rights
Agreement") between Holdings and the Company, dated the date hereof) in accordance with Section 4.26(d) of the Shareholders Rights Agreement (the
"Reincorporation Date"), to vote (or cause to be voted) all of the Shares, at any annual, special or other meeting of the shareholders of the Company or series thereof, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise (to the extent such class or series of Shares is entitled to a vote thereon under applicable law or the Company's articles of incorporation), in favor of (i) the Merger, or, (ii) if the Merger is not consummated by December 31, 2005, the conversion of certain of the Series G Preferred Stock into New Preferred Stock (as defined in the
Shareholders Rights Agreement) in accordance with Section 4.26(d) of the Shareholders Rights Agreement (collectively the "Reincorporation").

The attorneys and proxies named above will be empowered, at any time on or prior to the conversion into common stock of all the H Shares received or to be received (the "Termination Date") in exchange for the undersigned's Series A Preferred Stock of GulfWest Oil & Gas Company, to vote (or cause to be voted) all of the H Shares, at any annual, special or other meeting of the shareholders of the Company or class, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise (to the extent the Series H Preferred Stock is entitled to a vote thereon under applicable law or the Company's articles of incorporation), (i) in favor of the Reincorporation as provided for the immediately preceding paragraph, and (ii) in such a manner as determined by such attorneys and proxies in their sole and absolute discretion with respect to any and all matters on which such securities are entitled to vote on or consent with respect to as a class. The undersigned may not vote the H Shares (or provide a written consent) on any matter relating to the Merger or on which the H shares may vote as a class. Except for (i) these provisions shall survive the Merger and shall apply with respect to the surviving Delaware corporation and its capital stock without any further action on the part of the undersigned.

Any obligation of the undersigned hereunder will be binding upon the successors and assigns of the undersigned.

9,545,229 Number of shares of the Common Stock that are Beneficially Owned by the undersigned and subject to this irrevocable proxy pursuant to subsection
(a) above.

9,000 Number of shares of the Series E Preferred Stock that are Beneficially Owned by the undersigned and subject to this irrevocable proxy pursuant to subsection (a) above.

Dated:  February 28, 2005

                             Signature of Shareholder: /s/ J. Virgil Waggoner
                                                       ----------------------
                             Name of Shareholder:      J. Virgil Waggoner

                                    EXHIBIT B

                                JOINDER AGREEMENT


     This Joinder Agreement (this "Joinder Agreement") is executed by the undersigned spouse ( "Spouse") of J. Virgil Waggoner ("Shareholder") pursuant to the terms of that Share Transfer Restriction Agreement between OCM GW Holdings, LLC ("Holdings") and Shareholder (as may be amended from time to time, the "Agreement"). By the execution of this Joinder Agreement, Spouse agrees as follows:

1. Joinder. Spouse hereby agrees to be bound by the terms and conditions of the Agreement to the same extent as if Spouse had executed the Agreement as an original party thereto. Nothing contained herein shall be deemed to relieve Shareholder from any liability or obligation incurred thereunder.

2. Representations and Warranties. The covenants, representations and warranties set forth in Section 4 of the Agreement are incorporated herein mutatis mutandis, and Spouse hereby makes and agrees to such covenants, representations and warranties as of the date of this Joinder Agreement (except as to the first two sentences of Section 4(a) where Shareholder represents and warrants as to both record ownership and Beneficial Ownership, to the extent Spouse may not have record ownership, or become record owner of, Capital Stock owned of record or that would be owned of record by Shareholder).

3. Notice. Any notice required as permitted by the Agreement shall be given to the Spouse at the address listed below Spouse's signature below.

4. Definitions. Undefined capitalized terms in this Joinder Agreement are defined in the Agreement.

5. Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6. Governing Law. This Joinder Agreement shall be governed by the laws of the State of Texas, without reference to the principles of conflicts of law thereof.

EXECUTED AND DATED this _____ day of February ___, 2005.


                                                     [SPOUSE]


                                                     By:____________________
                                                           Name:
                                                     Address:
                                                     Attention:
                                                     Telecopy:

Agreed to and accepted by Holdings:

OCM GW HOLDINGS, LLC


By:______________________
     Name:
     Title: